EXHIBIT 11.1

                          COMPUTATION OF PER SHARE DATA
                      (In thousands except per share data)



                                                                                    Three months ended,
                                                                                         March 31,
                                                                               ------------------------------
                                                                                    1996            1995
                                                                               --------------  --------------

Net Income (Loss)............................................................. $        4,287  $       (6,000)
                                                                               ==============  ==============

Primary:
    Weighted average number of common shares outstanding......................         18,438          14,859

    Shares issuable upon exercise of dilutive stock options and warrants --- net of shares assumed to be repurchased (at the average market price for the
        period) from exercise proceeds........................................          1,051           - 0 -
                                                                               --------------  --------------
Shares used for computation...................................................         19,489          14,859
                                                                               ==============  ==============

Earnings (loss) per share of common stock (primary)........................... $         0.22  $       (0.40)
                                                                               ==============  ==============

Assuming full dilution:
    Weighted average number of common shares outstanding......................         18,438          14,859

    Shares issuable upon exercise of dilutive stock options and warrants --- net of shares assumed to be repurchased (at the higher of period-end  market
        price or the average market price for the period) from exercise proceeds        1,051           - 0 -
                                                                               --------------  --------------
Shares used for computation...................................................         19,489          14,859
                                                                               ==============  ==============

Earnings (loss) per share of common stock (assuming full
    dilution)  (1)............................................................ $         0.22  $       (0.40)
                                                                               ==============  ==============

Notes & assumptions:
(1)  Not presented as dilution is less than 3%.